UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2006

SRS LABS, INC.
(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street
Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Adoption of 2007 Profit Sharing and Bonus Plan

On December 12, 2006, the Board of Directors of the Company adopted the SRS Labs, Inc. 2007 Profit Sharing and Bonus Plan (the “2007 Bonus Plan”). Under the 2007 Bonus Plan, the Company’s executive officers, other management personnel and other eligible employees will be entitled to quarterly and annual cash bonuses if pre-established levels of performance under designated criteria are met or exceeded for the applicable quarters and the fiscal year. The financial performance goals are based on the Company’s attainment of a certain level of net income.

Under the 2007 Bonus Plan, the Company will establish a quarterly bonus pool ranging from zero to 8% of the Company’s net income for the quarter, depending on the level of the Company’s net income for the applicable quarter. The quarterly bonus pools will be allocated as follows: (i) 42.5% of each quarterly bonus pool will be allocated to the Company’s executive officers and other senior management personnel, which will be allocated among senior management according to each participant’s base salary; (ii) 50% of each quarterly bonus pool will be allocated to the Company’s remaining employees, which will be allocated among such employees according to each participant’s base salary; (iii) 7.5% of each quarterly bonus pool will be allocated to a discretionary bonus pool, which will be allocated at the discretion of the Company’s Chief Executive Officer.

In addition, the 2007 Bonus Plan provides that the Company will establish an annual bonus pool ranging from zero to 15% of the Company’s net income for the fourth quarter, plus zero to 3% of the Company’s net income for the first three quarters, depending on the level of the Company’s net income for the year. The annual bonus pools will be allocated as follows: (i) 42.5% of the annual bonus pool will be allocated to the Company’s executive officers and other senior management personnel, which will be allocated among senior management according to each participant’s base salary; (ii) 50% of the annual bonus pool will be allocated to the Company’s remaining employees, which will be allocated among such employees according to each participant’s base salary; (iii) 7.5% of the annual bonus will be allocated to a discretionary bonus pool, which will be allocated at the discretion of the Company’s Chief Executive Officer.

Under the 2007 Bonus Plan, the Company will also make quarterly profit-sharing payments to all of the Company’s eligible employees.  For each fiscal quarter, the Company will allocate 5% of the Company’s net income for the quarter for profit sharing payments, which will be allocated among eligible employees according to each participant’s base salary.

A copy of the 2007 Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit No.	Description

10.1	SRS Labs, Inc. 2007 Profit Sharing and Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: December 18, 2006	By:	/S/ THOMAS C.K. YUEN
Thomas C.K. Yuen
Chairman of the Board and
Chief Executive Officer